Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2011 OPERATING RESULTS

Uncasville, Connecticut, August 15, 2011 – The Mohegan Tribal Gaming Authority, or the Authority, announced today its operating results for the third fiscal quarter ended June 30, 2011. The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, and the owner and operator of a gaming and entertainment complex located in Uncasville, Connecticut, known as Mohegan Sun, and a gaming and entertainment facility located in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs.

Consolidated operating results for the third quarter ended June 30, 2011:

•	Net income attributable to the Authority of $29.1 million, a 150.9% increase over the third quarter of fiscal 2010

•	Income from operations of $60.1 million, a 36.8% increase over the third quarter of fiscal 2010

•	Adjusted EBITDA, a non-GAAP measure described below, of $83.2 million, a 19.9% increase over the third quarter of fiscal 2010

•	Net revenues of $361.4 million, a 2.1% increase over the third quarter of fiscal 2010

•	Gaming revenues of $328.3 million, a 2.2% increase over the third quarter of fiscal 2010

•	Gross slot revenues of $233.0 million, a 5.4% decrease from the third quarter of fiscal 2010

•	Table games revenues of $90.9 million, a 28.8% increase over the third quarter of fiscal 2010

•	Non-gaming revenues of $60.7 million, a 0.6% decrease from the third quarter of fiscal 2010

The growth in consolidated net income attributable to the Authority, income from operations and Adjusted EBITDA for the quarter ended June 30, 2011 was primarily attributable to higher table games revenues at Mohegan Sun and the addition of table game and poker revenues from the July 2010 opening of table game and poker operations at Mohegan Sun at Pocono Downs. Consolidated results for the quarter ended June 30, 2011 also reflect the continued focus on managing expenses at both Mohegan Sun and Mohegan Sun at Pocono Downs.

“We are extremely pleased with our results for the third quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “The growth in Adjusted EBITDA and continued margin improvements at both properties are a direct result of the outstanding efforts by each and every one of our employees.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Income from operations	$56,316	$45,221	$11,095	24.5%
Adjusted EBITDA	$73,682	$62,945	$10,737	17.1%
Operating costs and expenses	$227,973	$241,603	$(13,630)	(5.6%)
Net revenues	$284,289	$286,824	$(2,535)	(0.9%)
Gaming revenues	$255,916	$257,585	$(1,669)	(0.6%)
Non-gaming revenues	$51,945	$54,645	$(2,700)	(4.9%)

The increases in income from operations and Adjusted EBITDA were primarily attributable to lower operating costs and expenses, including payroll costs and promotional expenditures, resulting, in part, from cost containment initiatives implemented in September 2010 and the continued success of our targeted marketing programs. Income from operations and Adjusted EBITDA also reflect higher table games revenues. These results were partially offset by lower slot revenues due to increased competition from competitors in the Northeast region, the continued weakness in consumer discretionary spending and an adjustment of $3.7 million related to prior periods. Operating margin increased by 400 basis points to 19.8% for the quarter ended June 30, 2011 from 15.8% in the third quarter of fiscal 2010. Adjusted EBITDA margin increased by 390 basis points to 25.9% for the quarter ended June 30, 2011 from 22.0% in the third quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Slots (1):
Handle	$2,226,569	$2,327,184	$(100,615)	(4.3%)
Gross revenues	$179,576	$188,353	$(8,777)	(4.7%)
Net revenues	$172,743	$181,671	$(8,928)	(4.9%)
Free promotional slot plays (2)	$17,412	$14,930	$2,482	16.6%
Weighted average number of machines (in units)	6,358	6,384	(26)	(0.4%)
Hold percentage (gross)	8.1%	8.1%	—	—
Win per unit per day (gross) (in dollars)	$310	$324	$(14)	(4.3%)

Table games:
Drop	$491,104	$521,585	$(30,481)	(5.8%)
Revenues	$81,749	$70,598	$11,151	15.8%
Weighted average number of games (in units)	324	330	(6)	(1.8%)
Hold percentage (3)	16.7%	13.5%	3.2%	23.7%
Win per unit per day (in dollars)	$2,775	$2,349	$426	18.1%

Poker:
Revenues	$2,891	$3,020	$(129)	(4.3%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$756	$790	$(34)	(4.3%)

(1)	Excludes adjustment to slot revenues of $3.7 million related to prior periods.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Northeast slot gaming market (1) (2) (3):
Gross revenues	$686,070	$655,009	$31,061	4.7%
Mohegan Sun win market share	28.7%	31.0%	(2.3%)	(7.4%)
Mohegan Sun win efficiency	108.4%	120.4%	(12.0%)	(10.0%)

Connecticut slot gaming market (3) (4):
Gross revenues	$343,627	$348,087	$(4,460)	(1.3%)
Free promotional slot plays	$39,658	$33,885	$5,773	17.0%
Mohegan Sun win market share	52.3%	54.1%	(1.8%)	(3.3%)
Mohegan Sun win efficiency	105.4%	114.6%	(9.2%)	(8.0%)

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, Twin River Casino, Newport Grand and Empire City Casino.
(2)	Includes free promotional slot plays. Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Excludes adjustment to Mohegan Sun slot revenues of $3.7 million related to prior periods.
(4)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods Resort Casino.

Slot revenues at Mohegan Sun declined primarily as a result of increased competition and aggressive promotional programs from competitors in the Northeast region. The reduction in slot revenues at Mohegan Sun also reflects the continued weakness in consumer discretionary spending. We believe the decreases in Mohegan Sun’s slot win market share and efficiency in the Northeast slot gaming market also were the result of increased competition and aggressive promotional programs. The decline in Mohegan Sun’s slot win efficiency in the Connecticut slot gaming market was primarily the result of a reduction in Foxwoods Resort Casino’s weighted average number of slot machines during the quarter.

The growth in table games revenues was attributable to the significant increase in table games hold, partially offset by lower table games drop during the quarter. The decline in table games drop likely reflects patrons in the State of New York choosing to visit expanded gaming facilities in the Commonwealth of Pennsylvania.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Food and beverage:
Revenues	$15,897	$19,330	$(3,433)	(17.8%)
Meals served	802	1,080	(278)	(25.7%)
Average price per meal served (in dollars)	$15.71	$14.69	$1.02	6.9%

Hotel:
Revenues	$9,134	$9,369	$(235)	(2.5%)
Rooms occupied	105	103	2	1.9%
Occupancy rate	97.5%	95.6%	1.9%	2.0%
Average daily room rate (in dollars)	$84	$87	$(3)	(3.4%)
Revenue per available room (in dollars)	$82	$83	$(1)	(1.2%)

Retail, entertainment and other:
Revenues	$26,914	$25,946	$968	3.7%
Arena events (in events)	30	34	(4)	(11.8%)
Arena tickets	182	213	(31)	(14.6%)
Average price per Arena ticket (in dollars)	$57.18	$40.97	$16.21	39.6%

The decline in food and beverage revenues was primarily attributable to a $3.3 million decrease in food revenues resulting from the reduction in the number of meals served at Mohegan Sun-owned food and beverage outlets. The reduction in the number of meals served reflects the consolidation and replacement of certain Mohegan Sun-owned food and beverage outlets with third-party operators.

The decrease in hotel revenues was primarily attributable to a shift in hotel occupancy from transient guests to group and casino business, which had the effect of lowering the average daily room rate during the quarter. The decline in the average daily room rate was partially offset by the increase in the occupancy rate.

The growth in retail, entertainment and other revenues was primarily due to a $1.7 million increase in entertainment revenues. The growth in entertainment revenues resulted from the increase in the average price per Arena ticket due to an increase in headliner shows held at the Mohegan Sun Arena during the quarter.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Income from operations	$7,677	$3,648	$4,029	110.4%
Adjusted EBITDA	$12,881	$10,703	$2,178	20.3%
Operating costs and expenses	$69,413	$63,607	$5,806	9.1%
Net revenues	$77,090	$67,255	$9,835	14.6%
Gaming revenues	$72,401	$63,534	$8,867	14.0%
Non-gaming revenues	$8,758	$6,445	$2,313	35.9%

The significant increases in income from operations and Adjusted EBITDA were primarily attributable to the addition of table game and poker revenues, combined with higher non-gaming revenues. These results were partially offset by additional operating costs and expenses to support table game and poker operations. The increase in operating costs and expenses also reflects a $676,000 charge associated with scheduled repayments to be made by Mohegan Sun at Pocono Downs (along with other slot machine licensees in the Commonwealth of Pennsylvania) for its proportional share of gaming oversight costs previously incurred by the Pennsylvania Gaming Control Board, or the PGCB, pursuant to a repayment schedule adopted by the PGCB on June 28, 2011. Operating margin increased by 460 basis points to 10.0% for the quarter ended June 30, 2011 from 5.4% in the third quarter of fiscal 2010. Adjusted EBITDA margin increased by 80 basis points to 16.7% for the quarter ended June 30, 2011 from 15.9% in the third quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Slots:
Handle	$753,434	$758,056	$(4,622)	(0.6%)
Gross revenues	$57,047	$57,813	$(766)	(1.3%)
Net revenues	$57,034	$57,725	$(691)	(1.2%)
Free promotional slot plays (1)	$18,386	$12,319	$6,067	49.2%
Weighted average number of machines (in units)	2,332	2,203	129	5.9%
Hold percentage (gross)	7.6%	7.6%	—	—
Win per unit per day (gross) (in dollars)	$269	$288	$(19)	(6.6%)

Table games (2):
Drop	$53,524	$—	$53,524	100.0%
Revenues	$9,171	$—	$9,171	100.0%
Weighted average number of games (in units)	66	—	66	100.0%
Hold percentage (3)	17.1%	—	17.1%	100.0%
Win per unit per day (in dollars)	$1,527	$—	$1,527	100.0%

Poker (2):
Revenues	$1,074	$—	$1,074	100.0%
Weighted average number of tables (in units)	18	—	18	100.0%
Revenue per unit per day (in dollars)	$656	$—	$656	100.0%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game and poker operations commenced on July 13, 2010.
(3)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$163,162	$158,410	$4,752	3.0%
Free promotional slot plays (2)	$56,377	$45,378	$10,999	24.2%
Mohegan Sun at Pocono Downs win market share	35.0%	36.5%	(1.5%)	(4.1%)
Mohegan Sun at Pocono Downs win efficiency	114.4%	126.4%	(12.0%)	(9.5%)

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

The decline in slot revenues at Mohegan Sun at Pocono Downs primarily resulted from aggressive promotional programs by competitors.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Food and beverage:
Revenues	$6,549	$4,595	$1,954	42.5%
Meals served	219	203	16	7.9%
Average price per meal served (in dollars)	$15.16	$10.69	$4.47	41.8%

Retail, entertainment and other:
Revenues	$2,209	$1,850	$359	19.4%

The growth in food and beverage and retail, entertainment and other revenues were primarily attributable to increased patron visitation to the facility resulting from the addition of table game and poker operations. The increase in food and beverage revenues also reflects the operation of an additional Mohegan Sun at Pocono Downs-owned food and beverage outlet.

Corporate

Total Corporate expenses (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2011	June 30, 2010	Variance	Percentage Variance

Total Corporate expenses (1)	$3,896	$4,942	$(1,046)	(21.2%)

(1)	Include depreciation

The decrease in total Corporate expenses primarily resulted from lower professional expenditures.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended		Net Revenues For the Three Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Mohegan Sun	$56,316	$45,221	$73,682	$62,945	$284,289	$286,824
Mohegan Sun at Pocono Downs	7,677	3,648	12,881	10,703	77,090	67,255
Corporate	(3,896)	(4,942)	(3,370)	(4,289)	—	—

Total	$60,097	$43,927	$83,193	$69,359	$361,379	$354,079

	Income (Loss) from Operations For the Nine Months Ended		Adjusted EBITDA For the Nine Months Ended		Net Revenues For the Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Mohegan Sun	$152,107	$137,507	$204,918	$193,114	$822,284	$858,994
Mohegan Sun at Pocono Downs	21,590	9,796	37,349	28,436	222,644	189,191
Corporate	(12,288)	(13,359)	(10,763)	(11,610)	—	—

Total	$161,409	$133,944	$231,504	$209,940	$1,044,928	$1,048,185

Other Information

Liquidity

As of June 30, 2011, the Authority held cash and cash equivalents of $65.7 million compared to $63.9 million as of September 30, 2010. As of June 30, 2011, $479.0 million was drawn on the Authority’s $675.0 million bank credit facility. As of June 30, 2011, letters of credit issued under the bank credit facility totaled $3.9 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenant requirements under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $122.9 million of borrowing capacity under the bank credit facility as of June 30, 2011. The Authority’s total debt, including capital leases, was approximately $1.59 billion as of June 30, 2011 compared to $1.64 billion as of September 30, 2010.

Interest Expense

Interest expense increased by $88,000, or 0.3%, to $29.4 million for the quarter ended June 30, 2011 compared to $29.3 million in the third quarter of fiscal 2010. The slight increase in interest expense was primarily due to higher weighted average interest rate. Weighted average interest rate was 7.2% for the quarter ended June 30, 2011 compared to 7.0% in the third quarter of fiscal 2010. Weighted average outstanding debt was $1.63 billion for the quarter ended June 30, 2011 compared to $1.67 billion in the third quarter of fiscal 2010.

Cost Containment Initiatives

In September 2010, the Authority implemented cost containment initiatives in an effort to better align operating costs with market and business conditions, including the reduction of its workforce in Uncasville, Connecticut by approximately 475 positions. In addition, the Authority implemented a number of other cost containment initiatives, including certain modifications to employee medical benefits, consolidation of certain Mohegan Sun-owned food and beverage outlets and replacement of certain other Mohegan Sun-owned food and beverage outlets with third-party operators. The Authority estimates that these cost containment initiatives yielded consolidated labor and operating cost savings totaling approximately $8.0 million for the quarter ended June 30, 2011. Consolidated labor and operating cost savings for the nine months ended June 30, 2011 totaled approximately $24.5 million. Consolidated labor and operating cost savings for fiscal 2011 are forecast to approximate $30.0 million.

Capital Spending

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Nine Months Ended June 30, 2011	Remaining Forecasted Fiscal Year 2011	Total Forecasted Fiscal Year 2011

Mohegan Sun:
Maintenance	$12.9	$11.2	$24.1
Development	16.3	3.4	19.7
Expansion - Project Horizon	0.7	0.8	1.5

Subtotal	29.9	15.4	45.3
Mohegan Sun at Pocono Downs:
Maintenance	3.4	2.1	5.5
Development	0.5	—	0.5
Expansion - Project Sunrise (1)	0.4	—	0.4
Expansion - Table Games (2)	(0.2)	—	(0.2)

Subtotal	4.1	2.1	6.2

Total	$34.0	$17.5	$51.5

(1)	Represents adjustments to the final cost for Project Sunrise, Mohegan Sun at Pocono Downs Phase II gaming and entertainment facility.
(2)	Represents adjustments to the final cost for table game and poker operations.

Distributions to the Tribe

Distributions to the Tribe totaled $14.6 million for the quarter ended June 30, 2011 compared to $10.2 million in the third quarter of fiscal 2010.

Financing Update

The Authority previously engaged Blackstone Advisory Partners, L.P. to assist in its strategic planning relating to its debt maturities and Credit Suisse Securities (USA) LLC to assist in the evaluation and implementation of refinancing alternatives. The Authority continued to utilize these advisors during the quarter ended June 30, 2011.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2011 operating results on Monday, August 15, 2011 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 91332078

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Monday, August 15, 2011. This replay will run through August 29, 2011.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 91332078

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2010	For the Nine Months Ended June 30, 2011	For the Nine Months Ended June 30, 2010
Revenues:
Gaming	$328,317	$321,119	$952,418	$950,081
Food and beverage	22,446	23,925	65,669	70,078
Hotel	9,134	9,369	26,788	27,875
Retail, entertainment and other	29,123	27,796	77,947	83,022

Gross revenues	389,020	382,209	1,122,822	1,131,056
Less - Promotional allowances	(27,641)	(28,130)	(77,894)	(82,871)

Net revenues	361,379	354,079	1,044,928	1,048,185

Operating costs and expenses:
Gaming	198,923	204,593	587,247	603,344
Food and beverage	10,421	11,742	30,861	33,711
Hotel	3,413	3,504	9,906	10,581
Retail, entertainment and other	9,081	8,471	23,247	26,448
Advertising, general and administrative	52,978	52,121	151,400	152,551
Corporate	3,856	4,916	12,163	13,293
Depreciation and amortization	22,621	23,154	68,451	72,134
Severance	(11)	—	244	—
Pre-opening	—	1,651	—	2,179

Total operating costs and expenses	301,282	310,152	883,519	914,241

Income from operations	60,097	43,927	161,409	133,944

Other income (expense):
Accretion of discount to the relinquishment liability	(2,842)	(3,856)	(8,525)	(11,569)
Interest income	665	647	2,063	1,999
Interest expense, net of capitalized interest	(29,378)	(29,290)	(88,837)	(87,158)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other income (expense), net	118	(437)	(226)	(928)

Total other expense	(31,437)	(32,936)	(95,525)	(99,578)

Net income	28,660	10,991	65,884	34,366
Loss attributable to non-controlling interests	486	627	1,400	1,683

Net income attributable to Mohegan Tribal Gaming Authority	$29,146	$11,618	$67,284	$36,049

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating Results:
Gross revenues	$389,020	$382,209	$1,122,822	$1,131,056
Net revenues	$361,379	$354,079	$1,044,928	$1,048,185
Income from operations	$60,097	$43,927	$161,409	$133,944

Other Data:
Adjusted EBITDA	$83,193	$69,359	$231,504	$209,940
Capital expenditures	$16,871	$14,257	$34,013	$28,560
Cash interest paid	$27,491	$27,896	$82,377	$71,639

			June 30, 2011	September 30, 2010
Balance Sheet Data:
Cash and cash equivalents			$65,725	$63,897
Debt, including capital leases			$1,590,488	$1,637,549

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating results:
Gross revenues (in thousands)	$307,861	$312,230	$889,178	$934,323
Net revenues (in thousands)	$284,289	$286,824	$822,284	$858,994
Income from operations (in thousands)	$56,316	$45,221	$152,107	$137,507
Operating margin	19.8%	15.8%	18.5%	16.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$73,682	$62,945	$204,918	$193,114
Adjusted EBITDA margin	25.9%	22.0%	24.9%	22.5%

Capital expenditures (in thousands)	$15,793	$5,321	$29,889	$16,835
Capitalized interest (in thousands)	$—	$—	$—	$21

Weighted average number of units:
Slot machines	6,358	6,384	6,377	6,511
Table games	324	330	329	324
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$310	$324	$301	$310
Table games	$2,775	$2,349	$2,525	$2,520
Poker tables	$756	$790	$762	$801

Hold percentage:
Slot machines (gross)	8.1%	8.1%	8.0%	8.1%
Table games	16.7%	13.5%	15.3%	14.3%

Northeast slot gaming market statistics:
Win market share	28.7%	31.0%	29.4%	31.5%
Win efficiency	108.4%	120.4%	111.2%	121.4%

Connecticut slot gaming market statistics:
Handle market share	52.8%	54.0%	53.6%	54.8%
Win market share	52.3%	54.1%	52.7%	53.9%
Handle efficiency	106.4%	114.4%	108.5%	116.1%
Win efficiency	105.4%	114.6%	106.7%	114.2%

Food and beverage statistics:
Meals served (in thousands)	802	1,080	2,433	3,147
Average price per meal served	$15.71	$14.69	$15.50	$14.89

Hotel statistics:
Rooms occupied (in thousands)	105	103	310	305
Occupancy rate	97.5%	95.6%	96.5%	95.0%
Average daily room rate	$84	$87	$83	$87
Revenue per available room	$82	$83	$80	$83

Entertainment statistics:
Arena events (in events)	30	34	79	92
Arena tickets (in thousands)	182	213	449	553
Average price per Arena ticket	$57.18	$40.97	$54.04	$52.95

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2011 (1)	June 30, 2010	June 30, 2011 (1)	June 30, 2010
Operating results:
Gross revenues (in thousands)	$81,159	$69,979	$233,644	$196,733
Net revenues (in thousands)	$77,090	$67,255	$222,644	$189,191
Income from operations (in thousands)	$7,677	$3,648	$21,590	$9,796
Operating margin	10.0%	5.4%	9.7%	5.2%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,881	$10,703	$37,349	$28,436
Adjusted EBITDA margin	16.7%	15.9%	16.8%	15.0%

Capital expenditures (in thousands)	$1,078	$8,936	$4,124	$11,725
Capitalized interest (in thousands)	$—	$31	$—	$38

Weighted average number of units:
Slot machines	2,332	2,203	2,409	2,369
Table games	66	—	66	—
Poker tables	18	—	18	—

Win per unit per day:
Slot machines (gross)	$269	$288	$254	$256
Table games	$1,527	$—	$1,506	$—
Poker tables	$656	$—	$656	$—

Hold percentage:
Slot machines (gross)	7.6%	7.6%	7.8%	7.7%
Table games	17.1%	—	18.2%	—

Northeastern Pennsylvania slot gaming market statistics:
Handle market share	33.7%	33.4%	34.0%	33.4%
Win market share	35.0%	36.5%	35.6%	36.7%
Handle efficiency	110.1%	115.6%	110.1%	111.2%
Win efficiency	114.4%	126.4%	115.5%	122.0%

Food and beverage statistics:
Meals served (in thousands)	219	203	578	499
Average price per meal served	$15.16	$10.69	$15.00	$11.79

(1)	Table game and poker operations commenced on July 13, 2010.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Adjusted EBITDA	$83,193	$69,359	$231,504	$209,940
Depreciation and amortization	(22,621)	(23,154)	(68,451)	(72,134)
Severance charges	11	—	(244)	—
Pre-opening costs and expenses	—	(1,651)	—	(2,179)
Loss attributable to non-controlling interests	(486)	(627)	(1,400)	(1,683)

Income from operations	60,097	43,927	161,409	133,944

Accretion of discount to the relinquishment liability	(2,842)	(3,856)	(8,525)	(11,569)
Interest income	665	647	2,063	1,999
Interest expense, net of capitalized interest	(29,378)	(29,290)	(88,837)	(87,158)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other income (expense), net	118	(437)	(226)	(928)

Net income	$28,660	$10,991	$65,884	$34,366

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$56,316	$17,377	$(11)	$—	$—	$73,682
Mohegan Sun at Pocono Downs	7,677	5,204	—	—	—	12,881
Corporate	(3,896)	40	—	—	486	(3,370)

Total	$60,097	$22,621	$(11)	$—	$486	$83,193

	For the Three Months Ended June 30, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$45,221	$17,724	$—	$—	$—	$62,945
Mohegan Sun at Pocono Downs	3,648	5,404	—	1,651	—	10,703
Corporate	(4,942)	26	—	—	627	(4,289)

Total	$43,927	$23,154	$—	$1,651	$627	$69,359

	For the Nine Months Ended June 30, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$152,107	$52,569	$242	$—	$—	$204,918
Mohegan Sun at Pocono Downs	21,590	15,759	—	—	—	37,349
Corporate	(12,288)	123	2	—	1,400	(10,763)

Total	$161,409	$68,451	$244	$—	$1,400	$231,504

	For the Nine Months Ended June 30, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$137,507	$55,565	$—	$42	$—	$193,114
Mohegan Sun at Pocono Downs	9,796	16,503	—	2,137	—	28,436
Corporate	(13,359)	66	—	—	1,683	(11,610)

Total	$133,944	$72,134	$—	$2,179	$1,683	$209,940

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, workforce reduction severance, pre-opening costs and expenses, loss attributable to non-controlling interests, accretion of discount to a relinquishment liability pursuant to a relinquishment agreement with Trading Cove Associates, loss on early extinguishment of debt, write-off of debt issuance costs and other non-operating income and expense.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as interest, depreciation and amortization and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, August 15, 2011

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Leo M. Chupaska

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000